Exhibit 99.1

Vantiv Reports Third Quarter 2012 Results

Investments in Distribution and Value Added Services Continue to Drive Superior Growth

22% Transaction Growth Led by 27% Growth in Merchant Services

19% Net Revenue Growth

$0.32 in Adjusted Cash Net Income per Share

Adjusted Cash Net Income per Share Guidance for 2012 of $1.15 to $1.17

Cincinnati, Ohio, November 1, 2012 — Vantiv, Inc. (NYSE: VNTV) (Vantiv or “the Company”) today announced financial results for the third quarter ended September 30, 2012. Revenue increased 14% to $466.7 million as compared to $409.4 million in the prior year. Net revenue increased 19% to $258.5 million as compared to $216.9 million in the prior year. On a GAAP basis, net income attributable to Vantiv, Inc. was $24.3 million, or $0.19 per diluted share, compared with $11.6 million, or $0.13 per diluted share, in the prior year. Cash net income increased 44% to $68.1 million as compared to $47.1 million in the prior year. Adjusted cash net income per share was $0.32. (See Schedule 2 for cash net income and Schedules 6 and 7 for GAAP net income reconciliation to cash net income.)

Investments in distribution strategies and value added services continued to lead to superior transaction growth of 22%. The Merchant Services segment experienced strong double digit growth with a 27% increase in transactions, and the Financial Institutions Services segment also experienced strong growth with a 7% increase in transactions.

In connection with our growth, sales and marketing expense increased by 23% to $69.3 million as compared to $56.5 million in the prior year. The scale and efficiency of Vantiv's single processing platform continued to support superior profitability as reflected by the Company's 51% adjusted EBITDA margin for the quarter, with adjusted EBITDA increasing by 18% to $131.9 million as compared to $111.4 million in the prior year. (See Schedule 8 for reconciliation from GAAP income from operations to adjusted EBITDA.)

“Vantiv delivered another strong quarter,” said president and chief executive officer Charles Drucker. “We continue to drive growth and profitability across our business, while developing innovative new products and solutions for our customers, such as Vantiv Accept and Vantiv Mobile Wallet within our expanded suite of mobile offerings.”

Merchant Services

Net revenue increased 26% to $177.0 million in the third quarter as compared to $141.0 million in the prior year, primarily due to a 27% increase in transactions. Net revenue per transaction declined modestly as compared to the prior year due primarily to the addition of a large national processing contract in the second quarter; excluding such impact, our focus on small to mid-sized merchants contributed to growth in net revenue per transaction. Sales and marketing expenses increased 24% to $63.0 million as compared to $50.7 million in the prior year, primarily due to continued sales force and channel expansion.

Financial Institution Services

Net revenue increased 7% to $81.5 million as compared to $75.9 million in the prior year, primarily due to a 7% increase in transactions and growth in value added services revenue. Sales and marketing expenses increased by $0.9 million to $6.3 million from $5.4 million, principally due to costs associated with our annual client event.

2012 Financial Outlook

“The consistent growth and profitability that the Company generated during the third quarter increases our confidence and visibility into the rest of the year,” said chief financial officer Mark Heimbouch. “For 2012, we continue to expect to generate net revenues of $1.0 billion to $1.02 billion, and we are narrowing our adjusted cash net income per share guidance to between $1.15 and $1.17, from our previous estimate of $1.13 to $1.17”. The recently announced acquisition of Litle & Co. is expected to close late in the fourth quarter and therefore will not have a meaningful impact on our outlook for 2012 adjusted cash net income per share.

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss third quarter 2012 financial results and the recently announced acquisition of Litle & Co. today at 8:00 AM ET. Hosting the call will be Charles Drucker, president and chief executive officer and Mark Heimbouch, chief financial officer. The conference call can be accessed live over the phone by dialing (877) 941-1427, or for international callers (480) 629-9664. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (877) 870-5176, or for international callers (858) 384-5517, and entering the conference ID 4567381. The replay will be available through Thursday, November 8, 2012. The call will be webcast live from the Company's investor relations website at http://investors.vantiv.com.

About Vantiv, Inc.

Vantiv, Inc. (NYSE: VNTV) is a leading, integrated payment processor differentiated by a single, proprietary technology platform.  Vantiv offers a comprehensive suite of traditional and innovative payment processing and technology solutions to merchants and financial institutions of all sizes in the U.S., enabling them to address their payment processing needs through a single provider.  We build strong relationships with our customers, helping them become more efficient, more secure and more successful.  Vantiv is the third largest merchant acquirer and the largest PIN debit acquirer based on number of transactions in the U.S.  The company's growth strategy includes expanding further into high growth payment segments, such as ecommerce, mobile, prepaid and information solutions, and attractive industry verticals, such as business-to-business, government, healthcare and education. For more information, visit www.vantiv.com.

Non-GAAP Financial Measures

This earnings release presents non-GAAP financial information including net revenue, adjusted EBITDA, cash net income, and adjusted cash net income per share information. These are important financial performance measures for the Company, but are not financial measures as defined by GAAP. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

Net revenue is revenue, less network fees and other costs. Cash net income includes adjustments to exclude amortization of intangible assets acquired in business combinations and customer portfolio and related asset acquisitions, share-based compensation, transition costs associated with our separation from Fifth Third Bank, integration costs incurred in connection with acquisitions and conversion of non-controlling interests into shares of Class A common stock. For purposes of providing better comparability we also made adjustments to interest expense and depreciation in 2011. (See Schedule 6 for a reconciliation from GAAP net income to cash net income.)

Forward-Looking Statements

This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements including any statements regarding guidance and statements of a general economic or industry specific nature. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, guidance, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual future performance or results and cause them to differ materially from those anticipated in the forward-looking statements. Certain of these factors and other risk factors are discussed in the Company's filings with the U.S. Securities and Exchange Commission and include, but are not limited to: (i) the ability to keep pace with rapid developments and change in our industry and provide new services to our clients; (ii) competition within our industry; (iii) disclosure of unauthorized data and security breaches that expose us to liability, litigation and reputational damage; (iv) failures of our systems or systems of our third party providers; (v) our inability to expand our market share in existing markets or expand into new markets; (vi) our ability to identify acquisition, joint venture and partnership candidates and finance or integrate businesses, services or technologies that we acquire; (vii) failure to comply with applicable requirements of Visa, MasterCard or other payment networks; (viii) changes in payment network rules or standards; (ix) our ability to pass fee increases along to merchants; (x) termination of sponsorship or clearing services provided to us; (xi) increased attrition of our merchants, independent sales organizations, or ISOs, or referral partners; (xii) inability to successfully renew or renegotiate agreements with our clients or ISOs; (xiii) reductions in overall consumer, business and government spending; (xiv) fraud by merchants or others; (xv) a decline in the use of credit, debit or prepaid cards; (xvi) consolidation in the banking and retail industries; and (xvii) the effects of governmental regulation, changes in laws and outcomes of future litigation or investigations. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact
Nathan Rozof, CFA
Senior Vice President, Investor Relations
(866) 254-4811
(513)-900-4811
IR@vantiv.com

Schedule 1
Vantiv, Inc.
Consolidated Statements of Income
(Unaudited)
(in thousands, except share data)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,		September 30,	September 30,
	2012	2011	% Change	2012	2011	% Change

Revenue	$466,736	$409,364	14%	$1,369,147	$1,183,374	16%
Network fees and other costs	208,239	192,466	8%	617,691	560,376	10%
Net revenue	258,497	216,898	19%	751,456	622,998	21%
Sales and marketing	69,313	56,495	23%	212,602	172,284	23%
Other operating costs	40,376	35,028	15%	119,802	107,748	11%
General and administrative	28,600	18,896	51%	86,387	68,503	26%
Depreciation and amortization	40,618	40,066	1%	119,181	115,767	3%
Income from operations	79,590	66,413	20%	213,484	158,696	35%
Interest expense—net	(10,056)	(26,198)	(62)%	(44,675)	(85,771)	(48)%
Non-operating expenses(1)	—	—	NM	(92,672)	(13,799)	NM
Income before applicable income taxes	69,534	40,215	73%	76,137	59,126	29%
Income tax expense	20,895	11,532	81%	22,848	14,083	62%
Net income	48,639	28,683	70%	53,289	45,043	18%
Less: Net income attributable to non-controlling interests	(24,375)	(17,035)	43%	(24,433)	(24,516)	—%
Net income attributable to Vantiv, Inc.	$24,264	$11,648	108%	$28,856	$20,527	41%

Net income per share of Class A common stock attributable to Vantiv, Inc.:
Basic	$0.20	$0.13		$0.26	$0.23
Diluted	$0.19	$0.13		$0.24	$0.23
Shares used in computing net income per share of Class A common stock:
Basic	122,959,429	89,515,617		112,953,425	89,515,617
Diluted	131,127,197	89,515,617		119,600,082	89,515,617

Non Financial Data:
Transactions (in millions)	3,928	3,221	22%	11,191	9,445	18%

(1) Non-operating expenses primarily consist of charges incurred with the refinancing of our debt in March 2012 and May 2011 and the termination of our interest rate swaps in March 2012.

Schedule 2
Vantiv, Inc.
Cash Net Income (Non-GAAP)
(Unaudited)
(in thousands, except share data)

See schedule 6 and 7 for a reconciliation of GAAP net income to cash net income.

	Three Months Ended			Nine Months Ended
	September 30,	September 30,		September 30,	September 30,
	2012	2011	% Change	2012	2011	% Change

Revenue	$466,736	$409,364	14%	$1,369,147	$1,183,374	16%
Network fees and other costs	208,239	192,466	8%	617,691	560,376	10%
Net revenue	258,497	216,898	19%	751,456	622,998	21%
Sales and marketing	69,313	56,204	23%	212,602	171,993	24%
Other operating costs	39,823	32,296	23%	117,451	95,335	23%
General and administrative	17,503	17,015	3%	55,558	47,280	18%
Adjusted EBITDA(1)	131,858	111,383	18%	365,845	308,390	19%
Depreciation and amortization	11,039	8,093	36%	31,026	24,280	28%
Adjusted income from operations	120,819	103,290	17%	334,819	284,110	18%
Interest expense—net	(10,056)	(26,624)	(62)%	(44,675)	(79,874)	(44)%
Adjusted income before applicable income taxes	110,763	76,666	44%	290,144	204,236	42%
Income tax expense (at an effective tax rate of 38.5%)(2)	42,644	29,517	44%	111,705	78,632	42%
Cash net income(3)	$68,119	$47,149	44%	$178,439	$125,604	42%

Adjusted cash net income per share(4)	$0.32			$0.83

Adjusted shares outstanding(5)	215,046,333			213,787,832

Non Financial Data:
Transactions (in millions)	3,928	3,221	22%	11,191	9,445	18%

Non-GAAP Financial Measures
This schedule presents net revenue, adjusted EBITDA, cash net income, and adjusted cash net income per share information.  These are important financial performance measures for the company, but are not financial measures as defined by GAAP.  Such financial measures should not be considered as alternatives to GAAP net income, and such measures may not be comparable to those reported by other companies.

Cash net income is derived from GAAP net income, adjusting for the following items: (a) amortization of intangible assets acquired in business combinations and customer portfolio and related asset acquisitions; (b) non-operating expenses primarily associated with the refinancing of our debt and the termination of our interest rate swaps in March 2012 and May 2011; (c) adjustments to income tax expense assuming conversion of non-controlling interests into shares of Class A common stock; (d) share-based compensation; and (e) costs associated with our separation from Fifth Third Bank and acquisition and integration costs incurred in connection with our acquisitions.  For purposes of providing better comparability, we also make adjustments in 2011 to reflect depreciation and amortization assuming that our property and equipment at December 31, 2011 was in place on January 1, 2011 and for interest expense assuming the Company’s level of debt and applicable terms as of December 31, 2011 was outstanding on January 1, 2011.

(1) See schedule 8 for a reconciliation of GAAP income from operations to adjusted EBITDA.
(2) Represents adjustments to income tax expense assuming conversion of non-controlling interests into shares of Class A common stock.
(3) Cash net income assumes the conversion of non-controlling interests into shares of Class A common stock.
(4) Adjusted cash net income per share is calculated as cash net income divided by adjusted shares outstanding.
(5) Shares for the nine months ended September 30, 2012 are pro forma and weighted assuming the equity structure in place March 31, 2012, was in place January 1, 2012.  The quarter to date and year to date adjusted shares outstanding include 83,919,136 Class B units that are excluded from the GAAP dilutive income per share calculation.

Schedule 3
Vantiv, Inc.
Segment Information
(Unaudited)
(in thousands)

	Three Months Ended September 30, 2012
		Financial Institution	General
	Merchant Services	Services	Corporate/Other	Total
Total revenue	$354,120	$112,616	$—	$466,736
Network fees and other costs	177,084	31,155	—	208,239
Net revenue	177,036	81,461	—	258,497
Sales and marketing	63,046	6,267	—	69,313
Segment profit	$113,990	$75,194	$—	$189,184

Non-financial data:
Transactions (in millions)	3,047	881		3,928
Net revenue per transaction	$0.0581	$0.0925		$0.0658

	Three Months Ended September 30, 2011
		Financial Institution	General
	Merchant Services	Services	Corporate/Other	Total
Total revenue	$299,318	$110,046	$—	$409,364
Network fees and other costs	158,315	34,151	—	192,466
Net revenue	141,003	75,895	—	216,898
Sales and marketing	50,748	5,400	347	56,495
Segment profit	$90,255	$70,495	$(347)	$160,403

Non-financial data:
Transactions (in millions)	2,396	825		3,221
Net revenue per transaction	$0.0588	$0.0920		$0.0673

	Nine Months Ended September 30, 2012
		Financial Institution	General
	Merchant Services	Services	Corporate/Other	Total
Total revenue	$1,028,926	$340,221	$—	$1,369,147
Network fees and other costs	517,499	100,192	—	617,691
Net revenue	511,427	240,029	—	751,456
Sales and marketing	193,394	19,208	—	212,602
Segment profit	$318,033	$220,821	$—	$538,854

Non-financial data:
Transactions (in millions)	8,613	2,578		11,191
Net revenue per transaction	$0.0594	$0.0931		$0.0671

	Nine Months Ended September 30, 2011
		Financial Institution	General
	Merchant Services	Services	Corporate/Other	Total
Total revenue	$853,739	$329,635	$—	$1,183,374
Network fees and other costs	456,799	103,577	—	560,376
Net revenue	396,940	226,058	—	622,998
Sales and marketing	152,263	18,711	1,310	172,284
Segment profit	$244,677	$207,347	$(1,310)	$450,714

Non-financial data:
Transactions (in millions)	6,918	2,527		9,445
Net revenue per transaction	$0.0574	$0.0895		$0.0660

Schedule 4
Vantiv, Inc.
Condensed Consolidated Statements of Financial Position
(Unaudited)
(in thousands)

	September 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$380,757	$370,549
Accounts receivable—net	367,047	368,658
Related party receivable	4,394	4,361
Settlement assets	110,946	46,840
Prepaid expenses	11,512	8,642
Other	17,765	20,947
Total current assets	892,421	819,997

Customer incentives	19,709	17,493
Property and equipment—net	161,219	152,310
Intangible assets—net	837,001	916,198
Goodwill	1,532,374	1,532,374
Deferred taxes	12,292	4,292
Other assets	24,281	47,046
Total assets	$3,479,297	$3,489,710

Liabilities and equity
Current liabilities:
Accounts payable and accrued expenses	$213,017	$193,706
Related party payable	752	3,814
Settlement obligations	248,752	208,669
Current portion of note payable	52,500	16,211
Deferred income	9,830	7,313
Current maturities of capital lease obligations	5,068	4,607
Other	2,477	6,400
Total current liabilities	532,396	440,720
Long-term liabilities:
Note payable	1,176,480	1,738,498
Tax receivable agreement obligations	333,000	—
Capital lease obligations	9,552	12,322
Deferred taxes	9,263	9,263
Other	1,423	33,187
Total long-term liabilities	1,529,718	1,793,270
Total liabilities	2,062,114	2,233,990

Commitments and contingencies
Equity:
Total equity (1)	1,417,183	1,255,720
Total liabilities and equity	$3,479,297	$3,489,710

(1) Includes equity attributable to non-controlling interests.

Schedule 5
Vantiv, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Nine Months Ended
	September 30,	September 30,
	2012	2011
Operating Activities:
Net income	$53,289	$45,043
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	119,181	115,767
Loss on derivative assets	—	100
Amortization of customer incentives	4,567	2,574
Amortization and write-off of debt issuance costs	58,407	17,346
Share-based compensation expense	26,889	2,202
Deferred taxes	—	(2,255)
Other non-cash items	—	711
Change in operating assets and liabilities:
Decrease in accounts receivable and related party receivable	1,578	19,403
Decrease in net settlement assets and obligations	(24,023)	(31,380)
Increase in customer incentives	(6,783)	(8,243)
Decrease (increase) in prepaid and other assets	4,192	(708)
Increase (decrease) in accounts payable and accrued expenses	11,333	(8,234)
Decrease in payable to related party	(3,062)	(1,932)
Increase (decrease) in other liabilities	1,332	(694)
Net cash provided by operating activities	246,900	149,700

Investing Activities:
Purchases of property and equipment	(38,245)	(46,232)
Acquisition of customer portfolios and related assets	(10,530)	(1,226)
Purchase of investments	—	(3,300)
Net cash used in investing activities	(48,775)	(50,758)

Financing Activities:
Proceeds from initial public offering, net of offering costs	460,913	—
Proceeds from follow-on offering, net of offering costs	33,512	—
Proceeds from issuance of long-term debt	1,248,750	—
Repayment of debt and capital lease obligations	(1,793,074)	(15,443)
Payment of debt issuance costs	(28,949)	(6,276)
Purchase of Class B units in Vantiv Holding from Fifth Third	(33,512)	—
Repurchase of Class A common stock (to satisfy tax withholding obligations)	(16,126)	—
Tax benefit from employee share-based compensation	13,436	—
Distribution to funds managed by Advent International Corporation	(40,086)	—
Distribution to non-controlling interests	(32,781)	(2,792)
Net cash used in financing activities	(187,917)	(24,511)

Net increase in cash and cash equivalents	10,208	74,431
Cash and cash equivalents—Beginning of period	370,549	236,512
Cash and cash equivalents—End of period	$380,757	$310,943

Cash Payments:
Interest	$50,720	$82,267
Taxes	12,247	5,950
Non-cash Items:
Issuance of tax receivable agreements	$333,000	$—
Assets acquired under capital lease obligations	1,202	18,702
Assets acquired under debt obligations	—	19,227
Accrual of secondary offering costs	3,000	—

Schedule 6
Vantiv, Inc.
Reconciliation of GAAP Net Income to Cash Net Income
(Unaudited)
(in thousands)

	Three Months Ended September 30, 2012
	GAAP	Transition, Acquisition and Integration(1)	Share-Based Compensation	Comparability Adjustments	Other Adjustments		Cash Net Income

Revenue	$466,736	$—	$—	$—	$—		$466,736
Network fees and other costs	208,239	—	—	—	—		208,239
Net revenue	258,497	—	—	—	—		258,497
Sales and marketing	69,313	—	—	—	—		69,313
Other operating costs	40,376	(553)	—	—	—		39,823
General and administrative	28,600	(1,701)	(9,396)	—	—		17,503
Depreciation and amortization	40,618	—	—	—	(29,579)	(2)	11,039
Income from operations	79,590	2,254	9,396	—	29,579		120,819
Interest expense—net	(10,056)	—	—	—	—		(10,056)
Non-operating expenses	—	—	—	—	—		—
Income before applicable income taxes	69,534	2,254	9,396	—	29,579		110,763
Income tax expense	20,895	868	3,617	—	17,264	(3)	42,644
Net income(4)	$48,639	$1,386	$5,779	$—	$12,315		$68,119

	Three Months Ended September 30, 2011
	GAAP	Transition, Acquisition and Integration(1)	Share-Based Compensation	Comparability Adjustments		Other Adjustments		Cash Net Income

Revenue	$409,364	$—	$—	$—		$—		$409,364
Network fees and other costs	192,466	—	—	—		—		192,466
Net revenue	216,898	—	—	—		—		216,898
Sales and marketing	56,495	(291)	—	—		—		56,204
Other operating costs	35,028	(2,732)	—	—		—		32,296
General and administrative	18,896	(1,072)	(809)	—		—		17,015
Depreciation and amortization	40,066	—	—	(931)	(5)	(31,042)	(2)	8,093
Income from operations	66,413	4,095	809	931		31,042		103,290
Interest expense—net	(26,198)	—	—	(426)	(6)	—		(26,624)
Non-operating expenses	—	—	—	—		—		—
Income before applicable income taxes	40,215	4,095	809	505		31,042		76,666
Income tax expense	11,532	1,576	311	195		15,903	(3)	29,517
Net income(4)	$28,683	$2,519	$498	$310		$15,139		$47,149

Non-GAAP Financial Measures
This schedule presents net revenue and cash net income.  These are important financial performance measures for the company, but are not financial measures as defined by GAAP.  Such financial measures should not be considered as alternatives to GAAP net income, and such measures may not be comparable to those reported by other companies.

(1) Represents costs associated with our separation from Fifth Third Bank and acquisition and integration costs in connection with our acquisitions.
(2) Represents amortization of intangible assets acquired through business combinations and customer portfolio and related asset acquisitions.
(3) Represents adjustments to income tax expense assuming conversion of non-controlling interests into shares of Class A common stock.
(4) Net income assumes the conversion of non-controlling interests into shares of Class A common stock.
(5) Depreciation and amortization represents expense associated with our property and equipment, assuming that our property and equipment at December 31, 2011 was in place on January 1, 2011.
(6) Represents adjustment to reflect what our 2011 interest expense would have been if the Company’s level of debt and applicable terms as of December 31, 2011 was outstanding on January 1, 2011.

Schedule 7
Vantiv, Inc.
Reconciliation of GAAP Net Income to Cash Net Income
(Unaudited)
(in thousands)

	Nine Months Ended September 30, 2012
	GAAP	Transition, Acquisition and Integration(1)	Share-Based Compensation	Comparability Adjustments	Other Adjustments		Cash Net Income

Revenue	$1,369,147	$—	$—	$—	$—		$1,369,147
Network fees and other costs	617,691	—	—	—	—		617,691
Net revenue	751,456	—	—	—	—		751,456
Sales and marketing	212,602	—	—	—	—		212,602
Other operating costs	119,802	(2,351)	—	—	—		117,451
General and administrative	86,387	(3,940)	(26,889)	—	—		55,558
Depreciation and amortization	119,181	—	—	—	(88,155)	(2)	31,026
Income from operations	213,484	6,291	26,889	—	88,155		334,819
Interest expense—net	(44,675)	—	—	—	—		(44,675)
Non-operating expenses	(92,672)	—	—	—	92,672	(3)	—
Income before applicable income taxes	76,137	6,291	26,889	—	180,827		290,144
Income tax expense	22,848	2,422	10,352	—	76,083	(4)	111,705
Net income(5)	$53,289	$3,869	$16,537	$—	$104,744		$178,439

	Nine Months Ended September 30, 2011
	GAAP	Transition, Acquisition and Integration(1)	Share-Based Compensation	Comparability Adjustments		Other Adjustments		Cash Net Income

Revenue	$1,183,374	$—	$—	$—		$—		$1,183,374
Network fees and other costs	560,376	—	—	—		—		560,376
Net revenue	622,998	—	—	—		—		622,998
Sales and marketing	172,284	(291)	—	—		—		171,993
Other operating costs	107,748	(12,413)	—	—		—		95,335
General and administrative	68,503	(19,021)	(2,202)	—		—		47,280
Depreciation and amortization	115,767	—	—	1,734	(6)	(93,221)	(2)	24,280
Income from operations	158,696	31,725	2,202	(1,734)		93,221		284,110
Interest expense—net	(85,771)	—	—	5,897	(7)	—		(79,874)
Non-operating expenses	(13,799)	—	—	—		13,799	(3)	—
Income before applicable income taxes	59,126	31,725	2,202	4,163		107,020		204,236
Income tax expense	14,083	12,215	848	1,603		49,883	(4)	78,632
Net income(5)	$45,043	$19,510	$1,354	$2,560		$57,137		$125,604

Non-GAAP Financial Measures
This schedule presents net revenue and cash net income.  These are important financial performance measures for the company, but are not financial measures as defined by GAAP.  Such financial measures should not be considered as alternatives to GAAP net income, and such measures may not be comparable to those reported by other companies.

(1) Represents costs associated with our separation from Fifth Third Bank and acquisition and integration costs in connection with our acquisitions.
(2) Represents amortization of intangible assets acquired through business combinations and customer portfolio and related asset acquisitions.
(3) Represents non-operating expenses primarily associated with the refinancing of our debt in 2012 and 2011 and the termination of our interest rate swaps in 2012.
(4) Represents adjustments to income tax expense assuming conversion of non-controlling interests into shares of Class A common stock.
(5) Net income assumes the conversion of non-controlling interests into shares of Class A common stock.
(6) Depreciation and amortization represents expense associated with our property and equipment, assuming that our property and equipment at December 31, 2011 was in place on January 1, 2011.
(7) Represents adjustment to reflect what our 2011 interest expense would have been if the Company’s level of debt and applicable terms as of December 31, 2011 was outstanding on January 1, 2011.

Schedule 8
Vantiv, Inc.
Reconciliation of GAAP Income from Operations to Adjusted EBITDA
(Unaudited)
(in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,		September 30,	September 30,
	2012	2011	% Change	2012	2011	% Change

Income from operations	$79,590	$66,413	20%	$213,484	$158,696	35%
Depreciation and amortization	40,618	40,066	1%	119,181	115,767	3%
Transition, acquisition and integration costs(1)	2,254	4,095	(45)%	6,291	31,725	(80)%
Share-based compensation	9,396	809	NM	26,889	2,202	NM
Adjusted EBITDA	$131,858	$111,383	18%	$365,845	$308,390	19%

Non-GAAP Financial Measures
This schedule presents adjusted EBITDA, which is an important financial performance measure for the company, but is not a financial measure as defined by GAAP. Such financial measure should not be considered as an alternative to GAAP income from operations, and such measure may not be comparable to those reported by other companies.

(1) Represents costs associated with our separation from Fifth Third Bank and acquisition and integration costs in connection with our acquisitions.